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                       [HAYNES AND BOONE, LLP LETTERHEAD]


                                                                       EXHIBIT 5


April 22, 2004


Commercial Metals Company
6565 N. MacArthur Blvd., Suite 800
Irving, Texas 75039

Ladies and Gentlemen:

         We have acted as special counsel to Commercial Metals Company, a Delaware corporation (the "COMPANY"), in connection with the public offering of up to $200,000,000 aggregate principal amount of the Company's 5.625% senior notes due 2013 (the "NEW NOTES"). The New Notes are to be issued under an indenture dated as of July 31, 1995, as supplemented by that certain supplemental indenture dated as of November 12, 2003 (collectively with such supplemental indenture, the "INDENTURE"), among the Company and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank (the "TRUSTEE"), pursuant to an exchange offer (the "EXCHANGE OFFER") in exchange for a like principal amount of the Company's issued and outstanding 5.625% senior notes due 2013 (the "OLD NOTES," and collectively with the New Notes, the "NOTES"). The New Notes are being registered pursuant to a Registration Statement on Form S-4 (as amended or supplemented, the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law (the "DGCL"), including applicable provisions of the Delaware constitution and reported judicial decisions. The Indenture and the Notes are governed by the laws of the State of New York.

         In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Restated Certificate of Incorporation of the Company, as amended; (ii) the Restated Bylaws of the Company, as amended; (iii) the minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the Notes; (iv) the Registration Statement and all exhibits thereto; (v) the Indenture; (vi) the form of the New Notes; and (vii) such other documents and instruments as we have deemed necessary and advisable for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings

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Commercial Metals Company
April 22, 2004
Page 2


of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. For purposes of this opinion, we have assumed that the Indenture is valid and binding on the Trustee and enforceable against the Trustee in accordance with its terms.

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes (in the form examined by us) have been duly executed and authenticated (to the extent required) in accordance with the terms of Indenture and have been delivered upon consummation of the Exchange Offer against receipt of the Old Notes surrendered in exchange therefore in accordance with the terms of the Exchange Offer, the New Notes will be valid and binding obligations of the Company, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought, (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) the fact that a court may not grant specific performance or any other equitable remedy with respect to enforcement of any provision contained in the New Notes or the Indenture.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Exchange Offer and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                           Very truly yours,

                                           /s/Haynes and Boone, LLP

                                           Haynes and Boone, LLP